   As filed with the Securities and Exchange Commission on February 1, 1999.
                                                           Registration No. 333-
________________________________________________________________________________
      S E C U R I T I E S   A N D   E X C H A N G E   C O M M I S S I O N
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      AMERICAN SUPERCONDUCTOR CORPORATION
              ---------------------------------------------------
            (Exact name of Registrant as specified in its charter)

          Delaware                                           04-2959321
-------------------------------                         -------------------
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                          Identification No.)

                 Two Technology Drive, Westborough, MA  01581
                 ---------------------------------------------
             (Address of principal executive offices)  (Zip Code)

                           1996 STOCK INCENTIVE PLAN
                           -------------------------
                           (Full title of the Plan)

                           Patrick J. Rondeau, Esq.
                               Hale and Dorr LLP
                                60 State Street
                          Boston, Massachusetts 02109
                    --------------------------------------
                    (Name and address of agent for service)

                                (617) 526-6000
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

      Title of                           Proposed          Proposed
     Securities          Amount          Maximum            Maximum         Amount of
       to be             to be        Offering Price       Aggregate       Registration
     Registered        Registered     Per Share (1)    Offering Price (1)       Fee
------------------  ----------------  --------------   -----------------   ------------
  Common Stock,     1,500,000 shares     $10.1875        $15,281,250          $4,248
  $.01 par value
  per share
---------------------------------------------------------------------------------------

__________________________________
(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on January 26, 1999.

                    STATEMENT OF INCORPORATION BY REFERENCE

          This Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8 (File No. 333-37163) filed by the Registrant on October 3, 1997, relating to the Registrant's 1996 Stock Incentive Plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on the 1st day of February, 1999.

                                  AMERICAN SUPERCONDUCTOR CORPORATION


                                  By: /s/ Gregory J. Yurek
                                      ---------------------------------------

                                          Gregory J. Yurek,
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer



                               POWER OF ATTORNEY


     We, the undersigned Directors and Officers of American Superconductor Corporation, hereby constitute Gregory J. Yurek, Stanley Piekos and Patrick J. Rondeau, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as Directors and Officers to enable American Superconductor Corporation to comply with all requirements of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the indicated capacities and on this 1st day of February, 1999.


  Signatures                        Capacity
  ----------                        --------


/s/ Gregory J. Yurek                Chairman of the Board, President
-------------------------------     and Chief Executive Officer
Gregory J. Yurek                    (Principal Executive Officer)

/s/ Stanley Piekos                  Vice President, Corporate Development,
--------------------------------    Chief Financial Officer, Treasurer and
Stanley Piekos                      Secretary (Principal Financial Officer)

/s/ Thomas Rosa                     Chief Accounting Officer, Corporate
-------------------------------     Controller and Assistant Secretary
Thomas Rosa                         (Principal Accounting Officer)


/s/ Albert J. Baciocco, Jr.         Director
--------------------------------
Albert J. Baciocco, Jr.


/s/ Frank Borman                    Director
-------------------------------
Frank Borman


/s/ Peter O. Crisp                  Director
---------------------------------
Peter O. Crisp


/s/ Richard Drouin                  Director
--------------------------------
Richard Drouin


/s/ Gerard Menjon                   Director
--------------------------------
Gerard Menjon


/s/ Andrew G. C. Sage, II           Director
-------------------------------
Andrew G. C. Sage, II


/s/ John B. Vander Sande            Director
-------------------------------
John B. Vander Sande

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number
-------


4.1* Form of Rights Agreement, dated as of October 30, 1998, between American Superconductor Corporation and American Stock Transfer & Trust Company, which includes as Exhibit A thereto the Form of Rights Certificate and as Exhibit B thereto the Summary of Rights to Purchase Common Stock.

5.1       Opinion of Hale and Dorr LLP.

23.1      Consent of PricewaterhouseCoopers LLP.

23.2      Consent of Ernst & Young LLP.

23.3      Consent of Smith & Gesteland, LLP.

23.4      Consent of Hale and Dorr LLP (included in Exhibit 5).

24.1 Power of Attorney (included in the signature pages of this Registration Statement).
__________
* Incorporated herein by reference to the exhibit to the Registrant's Registration Statement on Form 8-A, dated October 30, 1998 and filed by the Registrant with the Commission.